SECURITIES  EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn. Document Control

RE	American Depositary Shares
evidenced by Ten 10 American
Depositary Receipts representing One 1
Ordinary Share of Baloise Holding
 Form F6 File No. 333154507

Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933 as amended on
behalf of The Bank of New York
Mellon as Depositary for securities
against which American Depositary
Receipts are to be issued we attach a
copy of the new prospectus Prospectus
reflecting the Name Change to Baloise
Holding AG.

As required by Rule 424e the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate with the revised name change for Baloise Holding.

The Prospectus has been revised to
reflect the new name of Baloise
Holding AG.

Please contact me with any questions or
comments at 212 8152221.

Sandra Bruno
Assistant Treasurer
The Bank of New York Mellon
ADR Division

Encl.
CC Paul Dudek Esq. Office of
International Corporate Finance


Depositary Receipts
101 Barclay Street, 22nd Floor West, New York 10286